Exhibit 1(m)

                                          ST. CLAIR FUNDS, INC.
                                          ARTICLES SUPPLEMENTARY

         ST. CLAIR FUNDS, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: In accordance with procedures established in the Corporation's Charter, the Board of Directors of the Corporation, by resolution dated May 6, 1997 pursuant to Section 2-208.1 of the Maryland General Corporation Law, duly authorized the increase in the aggregate number of shares of stock that the Corporation shall have the authority to issue from Two Billion (2,000,000,000) shares to Twenty Billion (20,000,000,000) shares, all designated as Common Stock.

         SECOND: In accordance with procedures established in the Corporation's Charter, the Board of Directors of the Corporation, by resolution dated May 6, 1997 pursuant to Section 2-208.1 of the Maryland General Corporation Law, duly
(i) classified 5,200,000,000 shares of the authorized capital stock of the Corporation into the following additional series, designated as follows:

Name of Series                                                     Number of Authorized Shares Allocated
--------------                                                     -------------------------------------

Munder Institutional S&P 500 Index Equity Fund                                  50,000,000
Munder Institutional S&P MidCap Index Equity Fund                               50,000,000
Munder Institutional S&P SmallCap Index Equity Fund                             50,000,000
Munder Institutional Short Term Treasury Fund                                   50,000,000
Munder Institutional Money Market Fund                                        5,000,000,000

; and (ii) reclassified 1,000,000,000 shares of authorized capital stock previously classified as the Liquidity Plus Money Market Fund; 500,000,000 shares of authorized capital stock previously classified as the Institutional Index Equity Fund, and 500,000,000 shares of authorized capital stock not previously classified as set forth below:


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Name of Series                                   Newly Reclassified Shares
Liquidity Plus Money Market Fund                      2,000,000,000
Institutional Index Equity Fund                             0

         THIRD: The increase in the shares of capital stock which the Corporation shall have the authority to issue pursuant to Article First of these Articles Supplementary has been so authorized under the authority contained in the Charter of the Corporation. The total number of shares of capital stock that the Corporation has authority to issue has been increased by the Board of Directors in accordance with ss.2-105(c) of the Maryland General Corporation Law.

         FOURTH: The shares of the Corporation classified and reclassified pursuant to Article Second of these Articles Supplementary have been so classified and reclassified by the Board of Directors under the authority contained in the Charter of the Corporation. The number of Shares of capital stock of the various series that the Corporation has authority to issue has been established by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law.

         FIFTH: Immediately prior to the effectiveness of the Articles Supplementary of the Corporation as hereinabove set forth, the Corporation had the authority to issue two billion (2,000,000,000) shares of Common Stock of the par value of $0.001 per share and of the aggregate par value of two million dollars ($2,000,000), of which the Board of Directors had classified one billion, seven hundred and fifty million (1,750,000,000) shares into Series as follows:

                                       Previously Classified Shares
Name of Series                                 Authorized Shares
--------------                               -----------------
Liquidity Plus Money Market Fund            1,000,000,000 shares
Institutional Index Equity Fund               500,000,000 shares
Munder S&P 500 Index Equity Fund               50,000,000 shares
Munder S&P MidCap Index Equity Fund            50,000,000 shares
Munder S&P SmallCap Index Equity Fund          50,000,000 shares
Munder Foreign Equity Fund                     50,000,000 shares
Munder Aggregate Bond Index Fund               50,000,000 shares

         As amended hereby, the Corporation's Articles of Incorporation authorize the issuance of twenty billion (20,000,000,000) shares of Common Stock of the par value of $0.001 per share and of the aggregate par value of twenty million dollars ($20,000,000), of which the Board of Directors has classified seven billion, four hundred fifty million (7,450,000,000) shares into Series as follows:

                                           Current Classification of Shares
Liquidity Plus Money Market Fund                   2,000,000,000 shares
Munder S&P 500 Index Equity Fund                      50,000,000 shares
Munder S&P MidCap Index Equity Fund                   50,000,000 shares
Munder S&P SmallCap Index Equity Fund                 50,000,000 shares
Munder Foreign Equity Fund                            50,000,000 shares
Munder Aggregate Bond Index Fund                      50,000,000 shares
Munder Institutional S&P 500 Index Equity Fund        50,000,000 shares
Munder Institutional S&P MidCap Index Equity Fund     50,000,000 shares
Munder Institutional S&P SmallCap Index Equity Fund   50,000,000 shares
Munder Institutional Short Term Treasury Fund         50,000,000 shares
Munder Institutional Money Market Fund             5,000,000,000 shares

         SIXTH: The preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of each share of the Liquidity Plus Money Market Fund, Munder S&P 500 Index Equity Fund, Munder S&P MidCap Index Equity Fund, Munder S&P SmallCap Index Equity Fund, Munder Foreign Equity Fund, Munder Aggregate Bond Index Fund, Munder Institutional S&P 500 Index Equity Fund, Munder Institutional S&P MidCap Index Equity Fund, Munder Institutional S&P SmallCap Index Equity Fund, Munder Institutional Short Term Treasury Fund and Munder Institutional Money Market Fund shall be as set forth in the Corporation's Articles of Incorporation and shall be subject to all provisions of the Articles of Incorporation relating to shares of the Corporation generally.

         IN WITNESS WHEREOF, St. Clair Funds, Inc. has caused these Articles Supplementary to be signed in its name on its behalf by its authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects and that this statement is made under the penalties of perjury.

Date: May 6, 1997
                                                   ST. CLAIR FUNDS, INC.
[CORPORATE SEAL]
                                                   By: :    /s/ Terry H. Gardner
                                                            Terry H. Gardner
                                                            Vice President
Attest:

/s/ Lisa Anne Rosen
Lisa Anne Rosen
Secretary


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